BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of SINOMAR CAPITAL CORP.

(hereinafter called the "Corporation").

PART I
INTERPRETATION

1.01     In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	"Act" means the Business Corporations Act (Alberta), as from time to time amended, and every statute that may be substituted therefore;

(b)

"Articles" means, as the case may require, the originated or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival of the Corporation as from time to time amended;

(c)	"Directors" means the directors of the Corporation;

(d)	"By-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(e)	"Meeting of Shareholders" includes an annual or other general meeting of Shareholders and a meeting of any class or classes of Shareholders;

(f)	"Shareholder" means a shareholder of the Corporation;

(g)	"Chief Executive Officer" means the President or, if the Corporation does not havea President or if the office of President is vacant, the officer of the Corporation holding the paramount office.

PART II
DIRECTORS

2.01     Borrowing Powers of Directors: Without limiting the powers of the Directors as set forth in the Act but subject to the Articles, the Directors may from time to time on behalf of the Corporation without authorization of the Shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and,

(d)

mortgage, hypothecate, pledge or otherwisecreatean interest or charge in all or any currently owned or subsequently acquired property of the Corporation to secure payment of a debt or performance of any other obligation of the Corporation.

2.02     Delegation: Subject to the Articles, the Directors may from time to time, by resolution, delegate to a committee of Directors, a single Director or an officer of the Corporation all or anyof the powers conferred on the Directors by the preceding section of this by-law or by the Act.

2.03     Power to Adopt Seal and Authorize Use: The Directors may,by resolution, adopt a seal for the Corporation, authorizepersons to affix the seal andto attest bytheir signatures that the seal was duly affixed.

2.04     Directors Power to Issue Shares: Subject to the Articles, the Directors may by resolution issue shares of the Corporation at such times, to such persons and, subject to the Act, for such consideration as the Directors may from time to time determine.

2.05     Directors Powers to Make. Amend orRepeal By-Laws: Subjectto the Articles, the Directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the Corporation.

2.06     Directors Power to Appoint Officers: Subject to the Articles:

(a)

the Directors may designate the officers of the Corporation, appoint as officers individuals of full capacity who may but need not be Directors of the Corporation, specify their duties and, except where delegation isprohibited bythe Act, delegate to them powers to manage the business and affairs of the Corporation;

(b)	a Director may be appointed to any office of the Corporation; and,

(c)	two (2) or more offices of the Corporation may beheld by the same person.

2.07     Directors Power to Fix Remuneration of Directors, Officers and Employees: Subject to the Articles, the Directors may fix the remuneration of the Directors and of the officers and employees of the Corporation.

2.08     Financial Disclosure: Subject to the Articles, the Directors shall not be required to place before the annual meeting of Shareholders any information respecting the financial position of the Corporation or the results of its operations except that information required by the Act.

2.09     Remuneration and Expenses: The Directors shall be paid such remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

2.10     Directors Meetings:

(a)	Convening Meetings. Any Director may convene a meeting of Directors.

(b)

Notice of Meeting of Pirectgrs. At least forty-eight (48) hours' notice (inclusiveof the day on which the notice is communicated, or deemed to be communicated and the day of the meeting) shall be given of a meeting of the Directors and the notice shall specify the place, the day and the hour of the meeting. Except whererequired by the Act, the notice need not specify the purpose of the meeting or the business to be transacted thereat.

(c)

Notice of Adjourned Meeting of Directors. If a meeting of the Directors is adjourned by one or more adjournments, it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment, if:

	(i)	all of the Directors are present at the time of the announcement; or,

	(ii)	those Directors who were not present at the timeof the announcement attend the adjourned meeting and participate in the meeting;

but in all other cases notice of the adjourned meeting shall be given as if it were a new meeting provided that if the adjournment is for aperiod of time which makes it impossible or impracticable to give forty-eight(48) hours' notice, the notice shall be deemed to have been properly given if transmitted on the next business day following the adjournment.

(d)	Manner of Transmitting Notices. Notice of a meeting of the Directors may be given or any other communication required to be made maybe given or made to a Director either:

(i)	in writing

(1)	by first class mail, postage prepaid addressed to the Director at the Director's latest address as shown in the records of the Corporation;

(2)

by delivery to the Director's latest address as shown in the records of the Corporation and leaving the notice in the custody of any adult person found there, placing it in a mail receptacle at that address or affixing it to a door or placing it in some other place at that address where the notice or communication is likely to be found;

(3)	by personally serving it upon the Director;

(4)	by any electronic device capable of transmitting a printed message directed to the Director at a place where the Director has access to a device capable of receiving the message; or,

(ii)	verbally, whether by means of a telephone or otherwise.

All notices or other communications given or made inwritingin accordance with the foregoing shall be deemed to have been communicated:

(i)

if given or made by mail, at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the Director did not receive the notice or communicationat that time, or at all;

(ii)	if delivered or personally served, on the day that it was delivered or served; and,

(iii)	if by electronic device, one (1) hour following transmission.

(e)

Place of Meetings of Directors. Subject to the Articles, meetings of the Directors may be held at any place in Alberta or, at any place outside Alberta if all Directors entitled to attend andvote at the meeting either participate in the meeting or consent verbally or otherwise to the meeting being held at that place.

(f)

Chairman of Meetings of Directors or Committee of Directors. Unless and until the Directors have elected a Chairman of the Board, the Chief Executive Officer shall act as chairman of all meetings of the Directors but if the chairman or the Chief Executive Officer, as the case may be, is absent or refuses to act as chairman, the Directors in attendance shall by a vote of the majority of them elect some other director present at the meeting, whether a Director or not, to act as chairman of the meeting.

(g)

Secretary of Meetings of Directors. The chairman mayappoint a Director to act as secretary of a meeting of Directors; and in the absence of such appointment, the Chairman shall also act as secretary of the meeting.

(h)	Quorum of Directors. Subject to the Articles, a majority of Directors constitute a quorum at any meeting of Directors.

(i)

Participation by Telephone. A Director mayparticipate in ameeting of Directors by means of telephone or other communication facilities that permit all persons participating hi the meeting to hear each other.

(j)

Resolution by Majority. Subject to the Articles, every resolution submitted to a meeting of Directors shall be decided by a vote of a majority of the Directors participating in the meeting and the declaration of the chairman of the meeting on the result of the vote shall be final. In case of an equality of votes, the Chairman shall not have a casting vote.

2.11     Meetings of Committee of Directors: The provisions of Section 2.10 of this by-law shall apply equally to a committee of Directors but when applying those provisions to a committee of Directors, the phrase "meeting of Directors" shall mean "meeting of a committee of Directors" and the word "Director" shall mean "member of a committee ofDirectors".

2.12     Written Resolution in Lieu of Meeting: Subject to the Articles, a resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of Directors or committee of Directors is as valid as if it had been passed at a meeting of Directors or committee of Directors. A resolution in writing may be signed in any number of counterparts which together shall be construed as a single instrument. A resolution in writing shall take effect on the date when it is expressed to be effective notwithstanding that the effective date is before or after the date on which it was signed bythe directors or any of them. A resolution in writingtransmitted by telegraph, telex or other device capable of transmitting a printed message and purporting to be sent by a director shall be valid as a counterpart of a resolution in writing of the Directors.

PART III
SHAREHOLDERS' MEETINGS

3.01     Chairman at Meeting of Shareholders: 'The President of the Corporation shall act as chairman at all Meetings of Shareholders; but if the President is absent or refuses to act as chairman, the Shareholders in attendanceshall elect some other person in attendance at the meeting,who need not be a Shareholder, to act as chairman of the meeting.

3.02     Place of Shareholders' Meetings: Subject to the Articles and the provisions of the Act permitting a Meetingof Shareholders to be held outside Alberta, a Meeting of Shareholders shallbe held at the place in Alberta determined by the Directors.

3.03     Participation in Meeting by Telephone: A Shareholder or anyother person entitled to attend a Meeting of Shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

3.04     Notice of Adjourned Meeting: If a Meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the time of the adjournment,

3.05     Quorum of Shareholders: The holder or holders of fifteen (15%) percent of the shares entitled to vote at a Meeting of Shareholders present in person or represented by proxy shall constitute a quorum, irrespective of the number of persons actually present at the meeting.

3.06     Loss of Quorum During Meeting: If a quorum is present at the opening of a Meeting of Shareholders, the Shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughoutthe meeting.

3.07     Voting Jointly Held Shares: If two (2) or more persons hold shares of the Corporation jointly, one of those holders present at a Meeting of Shareholders may,in the absence of the others, vote the shares;but if two (2) or more of those persons who are present in person or by proxy vote, they shall vote as one on the shares jointly held by them.

3.08     Voting: Votingat a Meeting of Shareholders shall be by show of hands except whereavote by ballot is demanded by a Shareholder or a proxyholderentitled to vote at the meeting. If a voteby ballot is demanded at a meeting in which a Shareholder, or other person entitled to attend and vote at the meeting, is participating bytelephone or other communication facilities, such Shareholder or other person may verbally appoint some person present at the meeting to cast a ballot on his behalf and a ballot so cast shall be valid as if it were personally cast by the Shareholder or other person so participating.

3.09     Written Resolution in Lieu of Meeting: Subject to the Articles, a resolution in writing signed by all the Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of Shareholders. A resolution in writing maybe signed in any'number of counterparts which together shall be construed as a single instrument. A resolution in writing shall take effect on the date when it is expressed to be effective notwithstanding that the effective date is before or after the date on which it was signed bythe Shareholders or any of them. A resolution in writing transmitted by telegraph, telex or other device capable of transmitting a printed message and purporting to be sent by a Shareholder shall be valid as a counterpart of a resolution in writing of the Shareholder.

PART IV
VOTING RIGHTS IN OTHER BODIES CORPORATE

4.01     The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined bythe person signing or arranging for them. In addition, the Board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

PARTV
SHARES AND SHARE CERTIFICATES

5.01     Allotment: Subject to the Articles, the Board may from timeto time allot, or grantoptions to purchase, and issue the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

5.02     Commissions: The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

5.03     Non-Recognition of Trusts: Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of'any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

5.04     Share Certificates: Everyholder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the name of the person to whom the certificate or acknowledgment was issued, and the number and class or series of shares held by him as shown on the securities register. The Corporation may charge a fee of not more than $3.25 for a share certificate issued in respect of a transfer. Share certificates and acknowledgments of a shareholder's right to a share certificate, shall, subject to the Act, be in such form as the Board shall from time to time approve. Any share certificate shall be signed by any number of signing officers as the Board may determine and need not be under the corporate seal, provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of a sole signing officer or two signing officers, asthe case may be, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

5.05     Replacement of Share Certificates: The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00 or such greater amount as may be allowed by the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generallyor in any particular case.

5.06     Joint Shareholders: If two or more persons are registered asjoint holders of any share, the Corporation shall not be boundto issue morethan one certificatein respect thereof, and deliveryof such certificate to one of such persons shall be sufficient deliveryto all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

5.07     Fractional Shares: The Corporation may issue a certificate for a fractional share or may issue in its place as may be determined by the Board, scrip certificates in a form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. The Directors may attach conditions to any scrip certificates including that the scrip certificates become void if they arenot exchanged for a share certificate representing a full shareby a specified date, and that any shares for which those scrip certificates are exchangeable may, notwithstanding anypre-emptive right, be issued by the Corporation to anyperson andthe proceeds of those shares distributed rateable to holders of the scrip certificates.

5.08     Transfer and Transmission of Shares: Shares of the Corporation may be transferred in the form of a transfer of endorsement endorsed on the certificates issued for the shares of the Corporation or in any form of transfer which may be approved by the Board.

5.09     Registration of Transfer: Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificaterepresenting such shares with a transfer endorsed thereon ordelivered therewith duly executed by the registered holder orby his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authorityto transfer as the Board mayfromtime to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board.

5.10      The Corporation maytreat aperson as a registered shareholder entitled to exercise all rights of the shareholder he represents if that person produces to the Board such evidence as may be reasonably required that he isthe executor, administrator, heir or legal representative of the heirs of the estate of a deceased shareholder, a guardian committee,trustee, curator or tutor representing a registered shareholder.

5.11     The Corporation is not required to enquire into the existence of, or see the performance or observance of, any duty owed to a third person by a registered holder of any of its shares or by anyone whom it treats, subject to the Act, as the owner or registered holder of the shares.

5.12     Transfer Agents and Registrars: The Board mayfrom time to time appoint oneor more trust companies registered under The Trust Companies Act (Alberta) as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person maybe designated as transfer agent or registrar according to his functions and one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

PART VI
INFORMATION AVAILABLE TO SHAREHOLDERS

6.01     Except as provided by the Act, no Shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which inthe opinion ofthe Directors it would be inexpedient in the interests of the Corporation to communicateto the public.

6.02     The Directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and underwhat conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of Shareholders and no Shareholder shall have any right to inspect any document or book or register or account records of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the Shareholders.

10

PART VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE CORPORATION

7.01 In all circumstances permitted by the Business Corporations Act (Alberta), as from time to time amended, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or a creditor, and his heirs and legal representatives from and against:

(a) all costs, charges and expenses, including an amount to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate; and

(b) all other costs, charges and expenses that he has sustained while acting as a director or officer in respect of the affairs of the Corporation.

ENACTED this 8th day of June, 2006.

President

CONFIRMED BY THE SHAREHOLDERS IN ACCORDANCE WITH THE ACT, the 8th day of June, 2006.

President

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